UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

POWER REIT

(Exact name of registrant as specified in its charter)

Maryland	45-3116572
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

301 Winding Road, Old Bethpage, New York	77056
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.75% Series A Cumulative Redeemable Perpetual Preferred Stock, Liquidation Preference $25.00 per Share	NYSE MKT

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-180693

Securities to be registered pursuant to Section 12(g) of the Act:  None

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Item 1.	Description of Registrant’s Securities to be Registered.

This registration statement relates to the registration under the Securities Exchange Act of 1934 of the 7.75% Series A Cumulative Redeemable Perpetual Preferred Stock, Liquidation Preference $25.00 per Share (the “Series A Preferred Stock”), of Power REIT, a Maryland real estate investment trust (the “Registrant”).  The terms of the Series A Preferred Stock are described under the caption “Description of Series A Preferred Stock” in the Registrant’s prospectus supplement dated January 23, 2014 (the “Prospectus Supplement”), filed with the Commission as of January 24, 2014 pursuant to Rule 424(b)(5) under the Securities Act of 1933.  The Prospectus Supplement relates to the Registrant’s shelf registration statement on Form S-3 (Commission File No. 333-180693), as amended, which became effective as of May 11, 2012.  The Prospectus Supplement, including the description of the Series A Preferred Stock therein, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

3.1	Form of Articles of Amendment and Restatement of Declaration of Trust of Power REIT

3.2	Bylaws of Power REIT

3.3	Form of Articles Supplementary for Power REIT 7.75% Series A Cumulative Redeemable Perpetual Preferred Stock, Liquidation Preference $25.00 per Share

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Power REIT

Date: February 11, 2014	By:	/s/ David H. Lesser
David H. Lesser
CEO, Chairman, Secretary & Treasurer

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EXHIBIT INDEX

The following exhibits are filed herewith, as indicated below, or incorporated by reference herein:

Exhibit
Number	Description

3.1**	Form of Articles of Amendment and Restatement of Declaration of Trust of Power REIT

3.2**	Bylaws of Power REIT

3.3*	Form of Articles Supplementary for Power REIT 7.75% Series A Cumulative Redeemable Perpetual Preferred Stock, Liquidation Preference $25.00 per Share

**	Previously filed with the Commission as an exhibit to the Registrant’s registration statement on Form S-4 filed on November 7, 2011
*	Filed herewith

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